Exhibit 10.1

AMENDMENT NO. 2 TO

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

ARMADA HOFFLER, L.P.

This Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P. (this “Second Amendment”) is made as of July 10, 2015 (the “Effective Date”) pursuant to the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P. dated as of May 13, 2013 (the “Original Agreement”), as amended by Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P. dated as of March 19, 2014 (the “First Amendment” and together with the Original Agreement and, as further amended by this Second Amendment, the “Partnership Agreement”) by Armada Hoffler Properties, Inc., a Maryland corporation, as the sole general partner (the “General Partner”) of Armada Hoffler, L.P., a Virginia limited partnership (the “Partnership”), in accordance with the authority granted to the General Partner in the Prior Partnership Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Partnership, the General Partner and HK-VB, LLC, a Delaware limited liability company (the “HK-VB”), have entered into that certain Contribution Agreement dated as of June 3, 2015 (the “Contribution Agreement”) providing for, among other things, HK-VB’s contribution of certain property, rights and assets to the Partnership and the Partnership’s issuance of Class B Units and Class C Units (as defined below) of the Partnership to HK-VB and admission of HK-VB as a limited partner of the Partnership; and

WHEREAS, pursuant to the Contribution Agreement, the General Partner wishes to provide for the amendment of the Partnership Agreement to provide, among other things, for the foregoing.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement hereby is amended as follows:

1. (a) Article I of the Partnership Agreement hereby is amended to change the phrase “Common Unit” in the definition of such term to “Class A Units” and the terms “Common Unit” and “Common Units” wherever used in the Partnership Agreement shall hereby be replaced with “Class A Unit” and “Class A Units,” respectively.

(b) Article I of the Partnership Agreement hereby is amended to delete the definition of “Percentage Interest” and place it with the following:

“Percentage Interest” means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding. For purposes of determining the Percentage Interest of the

Partnership Units at any time when there are Class B Units or Class C Units outstanding, all Class B Units and Class C Units shall be treated as Class A Units except with respect to Article V hereof.

(c) Article I of the Partnership Agreement hereby is amended to add the following definitions:

“Class B Unit” means a Partnership Unit which is designated as a Class B Unit of the Partnership and has the rights and privileges set forth in this Agreement for such Partnership Unit.

“Class B Unit Conversion Date” means the first to occur of July 10, 2017 or the Early Conversion Date.

“Class C Unit” means a Partnership Unit which is designated as a Class C Unit and has the rights and which has the rights and privileges set forth in this Agreement for such Partnership Unit.

“Class C Unit Conversion Date” means the first to occur of January 10, 2018 or the Early Conversion Date.

“Class C Unit Issuance Date” means the first to occur of January 10, 2017 or the Early Conversion Date.

“Convertible Units” means any Partnership Interest, option, warrant, security or other right issued or to be issued by the Partnership (other than (i) Class C Units to be issued to HK-VB and (ii) any Partnership Interest, option, warrant, security or other right entitling the recipient thereof to acquire Partnership Units for which such recipient pays the full fair market value thereof determined without any discount in respect of lack of marketability of constituting a minority interest or like matters) entitling any Person to obtain, whether by way of purchase, conversion, exercise or otherwise, or obligating the Partnership to issue, any Partnership Interest.

“Early Conversion Date” means the business day immediately prior to the date of an Early Conversion Event.

“Early Conversion Event” means:

(a)	the occurrence of any event specified in clauses (i), (ii), (iii) or (iv) of Section 2.04(a) upon which the Partnership is dissolved;

(b)	the occurrence of the event specified in Section 2.04(b) hereof;

(c)	(i) the merger or consolidation of the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation, (ii) sale or substantially all of the assets of the Partnership in a single transaction or (iii) the first transaction in a series of related transactions which result in the sale of all or substantially all assets of the Partnership, which in any of (i), (ii) or (iii) receives the consent of a Majority in Interest;

(d)	the occurrence of any event that would result in a Change of Control;

(e)	the consummation of any recapitalization or reorganization of the Partnership in which any cash, securities or other property is to be paid to or received by any holder of Class A Units or any holder of Class A Units has a right or election to receive cash, securities or other property;

(f)	any distribution of cash, securities or other property of the Partnership, other than distributions which do not as to any fiscal year exceed an amount equal to 95% of the Funds from Operations (as defined in that certain Credit Agreement, dated as of February 20, 2015, by and among the Partnership, the General Partner and the agents and lenders party thereto, as in effect on the date hereof, without giving effect to any subsequent amendments to, and notwithstanding any subsequent termination of, such agreement or any waivers of compliance with such definition) of the Partnership for such year; or

(g)	without duplication of any Early Conversion Event described above, any Class A Unit Transaction to which the Partnership or the General Partner is a party (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Class A Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any Class A Unit Transaction which constitutes an Adjustment Event), in each case as a result of which Class A Units shall be exchanged for or converted into the right, or the holders of Class A Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.

“HK-VB” means HK-VB, LLC, a Delaware limited liability company.

“Nominee” means HK-TK, LLC, a Delaware limited liability company.

2. In accordance with Section 4.02 of the Partnership Agreement, set forth in Exhibit F hereto are the terms and conditions of the Class B Units hereby established and issued to HK-VB in consideration of its contribution to the Partnership of certain property, rights and assets to the Partnership. The Partnership Agreement is amended to incorporate such Exhibit F as Exhibit F thereto and to revise the books and records of the Partnership to reflect the issuance of the Class B Units. Exhibit F is hereby attached to and made part of the Partnership Agreement. The General Partner hereby acknowledges the receipt in full and adequacy of the capital contribution provided by the HK-VB for the issuance of such Class B Units.

3. In accordance with Section 4.02 of the Partnership Agreement, set forth in Exhibit G hereto are the terms and conditions of the Class C Units hereby established and issued to HK-VB in consideration of its contribution to the Partnership of certain property, rights and assets to the Partnership. The Partnership Agreement is amended to incorporate such Exhibit G as Exhibit G thereto and to revise the books and records of the Partnership to reflect the issuance of the Class C Units as of the Class C Unit Issuance Date. Exhibit G is hereby attached to and made part of the Partnership Agreement. The General Partner hereby acknowledges the receipt in full and adequacy of the capital contribution provided by HK-VB for the issuance of Class C Units on the Class C Unit Issuance Date. Promptly after the Class C Unit Issuance Date the Partnership shall issue to the person or persons then entitled to receive the Class C Units a Limited Partner Acceptance substantially in the form of that being issued to HK-VB as of the date hereof in respect of the Class B Units.

4. Section 4.07 of the Partnership Agreement is hereby amended and restated as follows:

“Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.07, the Profits and Losses for the taxable year in which the adjustment occurs shall be, except as otherwise provided in this Agreement, allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. Except as otherwise provided in this Agreement, the allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.”

5. Section 7.01 of the Partnership Agreement is hereby amended to add a new Section 7.01(f) as follows:

“(f) Notwithstanding anything in this Agreement to the contrary, for all purposes under Section 7.01(c) and Section 7.01(d) of this Agreement, including but not limited to entitlement to receive cash, property or securities and for determination of the amount thereof and other calculations, (x) all Class C Units, notwithstanding that they may not yet have been issued, shall be deemed to have been issued and (y) all Class B Units and all Class C Units shall be deemed as of any time to have been converted into the number of Class A Units that they would be automatically converted into if an Early Conversion Date were to occur at such time.”

6. Article IX of the Partnership Agreement is hereby amended to add a new Section 9.07 as follows:

“9.07 Special Assignment Provisions. Notwithstanding anything in this Agreement to the contrary, HK-VB shall be entitled, without any consent, permission or approval of the Partnership or the General Partner, to transfer or assign any or all of its Partnership Interest, including but not limited to Class B Units, Class C Units and Class A Units issued in respect of Class B Units or Class C Units and any or all of its rights under this Section 9.07, (i) to any Person (a) at least five percent (5%) of the aggregate Percentage Interest represented by HK-VB’s Partnership Interest as of July 10, 2015 or (b) if less, all of HK-VB’s remaining Partnership Interest, (ii) to the Nominee, (iii) to any Affiliate of HK-VB or beneficial holder (including but not limited to indirect holdings through one or more entities) of equity securities of HK-VB or the Nominee or of the manager of HK-VB or the Nominee or (iv) to any family member of any Person listed in clause (iii) above; provided, that in each case (w) except for transfers under clause (ii), (iii) or (iv) above, the Partnership shall, if reasonably requested by the General Partner in good faith consistent (if the Partnership has had any comparable prior transfer) with past practice of the Partnership, receive an opinion of counsel for the transferor, in a form reasonably acceptable to the General Partner, to the effect that any transfer of Partnership Interest to such transferee does not require registration under the United States Securities Act of 1933, (x) the transferee shall make the representations and warranties specified in Section 9.01(a) hereof, (y) the transfer shall comply with clauses (c), (d) and (f) (as such clause (f) is qualified by the provisions of clause (w) above) of Section 9.02 hereof, and (z) the transfer shall comply with the provisions of Section 9.03 hereof other than the portion of Section 9.03(a) which precedes clause (i) thereof (it being understood that any transfer that is effected in accordance with the provisions of this Section 9.07 shall be deemed to be a permitted Transfer and the consent of the General Partner shall be deemed to have been given and need not be obtained if the conditions of this Section 9.07 have been complied with in connection with the transfer). The General Partner agrees that notwithstanding anything in this Agreement to the contrary, all opinions of counsel and all General Partner determinations and requests in connection with any transfer by HK-VB must be reasonable (and not in the discretion of such counsel or the General Partner).”

7. Section 11.02 of the Partnership Agreement is hereby amended to add the following at the end of Section 11.02:

“For the sake of clarity, it is hereby acknowledged and agreed that as to any merger, consolidation or sale of all or substantially all of the assets of the Partnership undertaken without the consent of the Limited Partners pursuant to the preceding sentence, notwithstanding anything in this Agreement to the contrary, for all purposes under Section 7.01(c) and Section 7.01(d) of this Agreement as relevant to this Section 11.02, including but not limited to entitlement to receive cash, property or securities and for determination of the amount thereof and other calculations, (x) all Class C Units, notwithstanding that they may not yet have been issued, shall be deemed to have been issued and (y) all Class B Units and all Class C Units shall be deemed as of any time to have been converted into the number of Class A Units that they would be automatically converted into if an Early Conversion Date were to occur at such time.”

8. Article XI of the Partnership Agreement is hereby amended to add a new Section 11.03 as follows:

“11.03 Special Amendment Provisions.

(a) Notwithstanding anything in Section 11.01 to the contrary, neither the General Partner nor the Limited Partners may, without the prior written consent of the Limited Partners holding more than fifty percent (50%) of all outstanding Class B Units, amend this Agreement in any manner that (i) adversely affects the rights or benefits of, or results in imposition of any liability or obligation in respect of, Class B Units, except for any amendment that affects all holders of Class A Units and does not disproportionately and adversely affect holders of Class B Units or (ii) affects rights under Section 9.07 above or this Section 11.03(a) in respect of Class B Units.

(b) Notwithstanding anything in Section 11.01 to the contrary, neither the General Partner nor the Limited Partners may, without the prior written consent of the Limited Partners holding more than fifty percent (50%) of all outstanding Class C Units, or, if the Class C Units shall not have been issued, the holder or holders of the right or rights to receive more than fifty percent (50%) of Class C Units when issued, amend this Agreement in any manner that (i) adversely affects the rights or benefits of, or results in imposition of any liability or obligation in respect of, Class C Units or the right or rights to receive Class C Units, except for any amendment that affects all holders of Class A Units and does not disproportionately and adversely affect holders of Class C Units or the right or rights to receive Class C Units or (ii) affects rights under Section 9.07 above or this Section 11.03(b) in respect of Class C Units or the right or rights to receive Class C Units.

9. Except as modified herein, all terms and conditions of the Prior Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

10. This Second Amendment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia.

11. If any provision of this Second Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

12. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Second Amendment may be executed by facsimile signatures.

13. HK-VB is hereby designated as an intended third-party beneficiary of this Second Amendment with full right, power and authority to enforce the provisions hereof for it own right and benefit.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and agrees to be bound by this Second Amendment as of the Effective Date.

GENERAL PARTNER:

ARMADA HOFFLER PROPERTIES, INC.

By:	/s/ Michael P. O’Hara
Name:	Michael P. O’Hara
Title:	Chief Financial Officer and Treasurer

EXHIBIT F

DESIGNATION OF TERMS AND CONDITIONS OF CLASS B UNITS

A. Designation and Number. A series of Partnership Units, designated as Class B Units, is hereby established. The number of Class B Units shall be 1,000,000. Except as set forth herein, and except as expressly provided in the Partnership Agreement, Class B Units shall have the same rights, privileges and preferences as Class A Units.

B. Rank. Class B Units shall, with respect to rights upon liquidation, dissolution or winding up, rank (a) on a parity with the Class A Units and Class C Units and any other Partnership Units now or hereafter issued and outstanding other than Partnership Units referred to in clauses (b) and (c), (b) junior to all series of preferred units issued by the Partnership, the terms of which specifically provide that such preferred units rank senior to the Class A Units, Class B Units and Class C Units with respect to rights upon liquidation, dissolution or winding up of the Partnership, and (c) junior to all existing and future indebtedness of the Partnership.

C. Voting. Holders of Class B Units shall not have any voting rights, except with respect to those matters required by law, in which case holders of Class B Units shall, subject to Section 11.03(a) of the Partnership Agreement vote with Class A Units as a class, or as provided in Section 11.03(a) of the Partnership Agreement, in which case holders of Class B Units only shall vote as a single class.

D. Distributions. No distributions other than in connection with a liquidation, dissolution or winding up shall accrue or be payable on any Class B Units except as to transactions under Section 7.01 of the Partnership Agreement. For the sake of clarity, (i) if a liquidation, dissolution or winding up constitutes an Early Conversion Event, then no distributions shall be payable in respect of the Class B Units as a result thereof and (ii) upon conversion of Class B Units into Class A Units, distribution shall accrue and be payable as to such Class A Units in the same manner as Class A Units generally.

E. Class B Adjustment Event. If a Class B Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the Class B Units to maintain a one-for-one conversion ratio between Class A Units and Class B Units. The following shall be “Class B Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Class A Units in the form of Partnership Units, (B) the Partnership subdivides the outstanding Class A Units into a greater number of units or combines the outstanding Class A Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units. If more than one Class B Adjustment Event occurs, the adjustment to the Class B Units need be made only once using a single formula that takes into account each and every Class B Adjustment Event as if all Class B Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Class B Adjustment Events unless in connection therewith cash, securities or other property are or may become issuable in respect of other Partnership Units or any such event is an adjustment event in respect of any other Partnership Units: (x) the issuance of Partnership Units in a financing for which each recipient pays the full amount of adequate consideration therefor as reasonably determined by the Board of Directors of the General Partner in good faith, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of Additional Securities by the General Partner but only if the proceeds so contributed equal the full amount of adequate consideration for such Partnership Units as reasonably determined by the Board of Directors of the General Partner in good faith. If the Partnership takes an action affecting the Class B Units other than actions specifically described above as “Class B Adjustment Events” and in the reasonable opinion of the General Partner such action would require an adjustment to the Class B Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Class B Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its reasonable discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Class B Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment. Promptly after filing of such certificate, the Partnership shall deliver a notice to each holder of Class B Units setting forth the adjustment to his, her or its Class B Units, the effective date of such adjustment and a brief statement of the facts requiring such adjustment; provided, however, the failure in good faith to deliver such notice shall not invalidate the adjustment made or the authority granted in accordance with the provisions hereof.

F. Automatic Conversion. On the Class B Unit Conversion Date, each Class B Unit shall (without action by or approval of the General Partner, the Partnership, the holders of Class B Units or any other Person and without satisfaction of any event or condition other than the occurrence of the Class B Unit Conversion Date) automatically convert into one fully paid Class A Unit or, if Class A Units shall have been converted into or exchanged (other than pursuant to Section 8.04 of the Partnership Agreement) for other Partnership Units, cash, securities or other property (or the right to receive other Partnership Units, cash, securities or other property), such other Partnership Units, cash, securities or other property or such right to receive such other Partnership Units, cash, securities or other property. The Class A Units received upon the automatic conversion of the Class B Units in accordance herewith shall have the same rights, privileges and preferences as the Class A Units, including, without limitation, the right to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Class A Units held by such Limited Partner in accordance with Section 8.04 of the Partnership Agreement. Notwithstanding the foregoing to the contrary, all rights and remedies of the holders of Class B Units in respect of any matter, event or circumstance prior to the Class B Unit Conversion Date shall survive the conversion of Class B Units into Class A Units.

G. Allocations of Profit and Loss. No Profit or Loss shall be allocated to the Class B Units, whether prior to, on or after the Class B Conversion Date, except as a result of a liquidation, dissolution or winding up prior to the Class B Conversion Date; provided, however, that the Class A Units issued in respect of Class B Units on the Class B Conversion Date shall be allocated Profit and Loss in the same manner and to the same proportionate extent as Class A Units as of the earliest date of the event or events that triggered the Class B Conversion Date. This Section G shall not in any way alter the Partnership’s allocations of Profit and Loss to the existing holders of Class A Units.

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H. Class B Unit Redemption Right. Notwithstanding anything in the Partnership Agreement to the contrary, holders of Class B Units shall not be permitted to tender their Class B Units for redemption by the Partnership in accordance with Section 8.04 the Partnership Agreement; provided, however, that any Class A Units received as a result of a conversion of Class B Units into Class A Units pursuant to Section F hereof shall thereafter be entitled and subject to Section 8.04 of the Partnership Agreement to the same extent as any other Class A Unit of the Partnership then outstanding; provided further, that for the avoidance of doubt, any Class A Units received as a result of a conversion of Class B Units into Class A Units pursuant to Section F hereof shall be eligible to be tendered for redemption by the holders thereof on or after the Class B Unit Conversion Date.

I. Notices. The General Partner shall give written notice to the holders of Class B Units (a) promptly after any adjustment to the Conversion Factor and (b) no later than ten (10) business days prior to the occurrence of any Early Conversion Date.

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EXHIBIT G

DESIGNATION OF TERMS AND CONDITIONS OF CLASS C UNITS

A. Designation, Number and Issuance. A series of Partnership Units, designated as Class C Units, is hereby established. The number of Class C Units shall be 275,000. Except as set forth herein, and except as expressly provided in the Partnership Agreement, Class C Units shall have the same rights, privileges and preferences as Class A Units. All Class C Units shall on the Class C Unit Issuance Date automatically be issued to the holders of Class B Units proportionately without any further action or approval of the General Partner, the Partnership or any other Person and without satisfaction of any event or condition other than the occurrence of the Class C Unit Issuance Date. The General Partner hereby acknowledges the receipt in full, and the adequacy of, all consideration and contribution to the Partnership in respect of all Class C Units. No additional consideration or contribution shall be due or required in respect of the issuance of the Class C Units on the Class C Unit Issuance Date.

B. Rank. Class C Units shall, with respect to rights upon liquidation, dissolution or winding up, rank (a) on a parity with the Class A Units and Class B Units and any other Partnership Units now or hereafter issued and outstanding other than Partnership Units referred to in clauses (b) and (c), (b) junior to all series of preferred units issued by the Partnership, the terms of which specifically provide that such preferred units rank senior to the Class A Units, Class B Units and Class C Units with respect to rights upon liquidation, dissolution or winding up of the Partnership, and (c) junior to all existing and future indebtedness of the Partnership.

C. Voting. Holders of Class C Units or of rights to receive Class C Units shall not have any voting rights in respect of such Class C Units or rights to receive Class C Units, except with respect to those matters required by law, in which case holders of Class C Units or rights to receive Class C Units, as applicable, shall, subject to Section 11.03(b) of the Partnership Agreement vote with Class A Units as a class, or as provided in Section 11.03(b) of the Partnership Agreement, in which case holders of Class C Units or rights to receive Class C Units, as applicable, only shall vote as a single class.

D. Distributions. No distributions other than in connection with a liquidation, dissolution or winding up shall accrue or be payable on any Class C Units except as to transactions under Section 7.01 of the Partnership Agreement. For the sake of clarity, (i) if a liquidation, dissolution or winding up constitutes an Early Conversion Event, then no distributions shall be payable in respect of the Class C Units as a result thereof and (ii) upon conversion of Class C Units into Class A Units, distribution shall accrue and be payable as to such Class A Units in the same manner as Class A Units generally.

E. Class C Adjustment Event. If a Class C Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the Class C Units that shall have been or are to be issued to maintain a one-for-one conversion ratio between Class A Units and Class C Units. The following shall be “Class C Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Class A Units in the form of Partnership Units, (B) the Partnership subdivides the outstanding Class A Units into a greater number of units or combines the outstanding Class A Units into a smaller number of units, or (C) the Partnership issues any

Partnership Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units. If more than one Class C Adjustment Event occurs, the adjustment to the Class C Units need be made only once using a single formula that takes into account each and every Class C Adjustment Event as if all Class C Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Class C Adjustment Events unless in connection therewith cash, securities or other property are or may become issuable in respect of other Partnership Units or any such event is an adjustment event in respect of any other Partnership Units: (x) the issuance of Partnership Units in a financing for which each recipient pays the full amount of adequate consideration therefor as reasonably determined by the Board of Directors of the General Partner, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of Additional Securities by the General Partner but only if the proceeds so contributed equal the full amount of adequate consideration for such Partnership Units as reasonably determined by the Board of Directors of the General Partner in good faith. If the Partnership takes an action affecting the Class C Units or right to receive Class C Units other than actions specifically described above as “Class C Adjustment Events” and in the reasonable opinion of the General Partner such action would require an adjustment to the Class C Units issued or to be issued to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Class C Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its reasonable discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the issued or to be issued Class C Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall deliver a notice to each Person holding or entitled to receive Class C Units setting forth the adjustment to his, her or its Class C Units, the effective date of such adjustment and a brief statement of the facts requiring such adjustment; provided, however, the failure in good faith to deliver such notice shall not invalidate the adjustment made or the authority granted in accordance with the provisions hereof.

F. Automatic Conversion. On the Class C Unit Conversion Date, each Class C Unit (including, for the sake of clarity, all Class C Units being issued as of the Class C Unit Conversion Date) shall (without action by or approval of the General Partner, the Partnership, the holders of Class C Units or any other Person and without satisfaction of any event or condition other than the occurrence of the Class C Unit Conversion Date) automatically convert into one fully paid Class A Unit or, if Class A Units shall have been converted into or exchanged (other than pursuant to Section 8.04 of the Partnership Agreement) for other Partnership Units, cash, securities or other property (or the right to receive other Partnership Units, cash, securities or other property), such other Partnership Units, cash, securities or other property or such right to receive such other Partnership Units, cash, securities or other property. The Class A Units received upon the automatic conversion of the Class C Units in accordance herewith shall have the same rights, privileges and preferences as the Class A Units, including, without limitation, the right to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Class A Units held by such Limited Partner in accordance with Section 8.04 of the Partnership Agreement. Notwithstanding the foregoing to the contrary, all rights and remedies

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of the holders of, or Persons entitled to receive, Class C Units in respect of any matter, event or circumstance prior to the Class C Unit Conversion Date shall survive the conversion of Class C Units into Class A Units.

G. Allocations of Profit and Loss. No Profit or Loss shall be allocated to the Class C Units, whether prior to, on or after the Class C Conversion Date, except as a result of a liquidation, dissolution or winding up prior to the Class C Conversion Date; provided, however, that the Class A Units issued in respect of Class C Units on the Class C Conversion Date shall be allocated Profit and Loss in the same manner and to the same proportionate extent as Class A Units as of the earliest date of the event or events that triggered the Class C Conversion Date. This Section G shall not in any way alter the Partnership’s allocations of Profit and Loss to the existing holders of Class A Units.

H. Class C Unit Redemption Right. Notwithstanding anything in the Partnership Agreement to the contrary, holders of Class C Units shall not be permitted to tender their Class C Units for redemption by the Partnership in accordance with Section 8.04 the Partnership Agreement; provided, however, that any Class A Units received as a result of a conversion of Class C Units into Class A Units pursuant to Section F hereof shall thereafter be entitled and subject to Section 8.04 of the Partnership Agreement to the same extent as any other Class A Unit of the Partnership then outstanding; provided further, that for the avoidance of doubt, any Class A Units received as a result of a conversion of Class C Units into Class A Units pursuant to Section F hereof shall be eligible to be tendered for redemption by the holders thereof on or after the Class C Unit Conversion Date.

I. Notices. The General Partner shall give written notice to the holders of and all Persons entitle to receive Class C Units (a) promptly after any adjustment to the Conversion Factor and (b) no later than ten (10) business days prior to the occurrence of any Early Conversion Date.

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